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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the: (i) Registration Statement on Form S-4 (No. 333-57891) and related Prospectus of Crescent Operating, Inc. (the "Company"); (ii) Registration Statement on Form S-8 (No. 333-29069) related to the Company's Stock Incentive Plan; and (iii) Registration Statement on Form S-8 (No. 333-43291) related to the Company's Management Stock Incentive Plan of our report dated March 29, 2001, with respect to the consolidated financial statements and related schedule of Crescent Operating, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2000.


                                                   /s/ Ernst & Young LLP

Dallas, Texas
April 11, 2001